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                                                                     EXHIBIT 3.9



                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       OSBORN COMMUNICATIONS CORPORATION


         Osborn Communications Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The name of the corporation is Osborn Communications Corporation, and the name under which the corporation was originally incorporated is Thames Broadcasting Corp. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was September 20, 1984.

         2. The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                 FIRST: The name of the corporation is Osborn Communications Corporation.

                 SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                 THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                 FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock of the par value of One Cent ($0.01) per share.

                 FIFTH: The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

                 SIXTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

                 SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the
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         corporation under the provisions of Section 291 of Title 8 of the
         Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                 EIGHTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the corporation is not personally liable as set forth in the preceding sentence, a director of the corporation shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

                 NINTH: The corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation or bylaws of the corporation, from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of this corporation by this certificate of incorporation or any amendment hereof are subject to such right of the corporation.

                 TENTH: The following provisions are included for the purpose of ensuring that control and management of the corporation remain with citizens of the United States and corporations formed under the laws of the Unites States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

                          (a) The corporation shall not issue to (i) a person who is a citizen of a country other than the United States;
         any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (ii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iii) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") any shares of capital stock of the corporation if such issuance would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) exceeding 25% of
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         (x) the total equity of the corporation outstanding at any time and from time to time or (y) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time and shall nor permit the transfer on the books of the corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) exceeding such 25% limits.

                          (b)     No Alien or Aliens, individually or
         collectively, directly or indirectly, shall be entitled to vote or direct or control the vote of more than 25% of (i) the total equity of the corporation outstanding at any time and from time to time or
         (ii) the total voting power of all shares of capital stock of the corporation outstanding and entitled to vote at any time and from time to time, and issuances and transfers of capital stock of the corporation in violation of this subsection (b) shall be prohibited.

                          (c) The Board of Directors shall have all powers necessary to implement the provisions of this Article TENTH and to ensure compliance with the alien ownership restrictions (the "Alien Ownership Restrictions") of the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (collectively, the "Communications Act"), including, without limitation, the power to prohibit the transfer of any shares of capital stock of the corporation to any Alien and to take or cause to be taken such action as it deems appropriate to implement such prohibition, including placing a legend regarding restrictions on foreign ownership of the capital stock on certificates representing such stock.

                          (d) Without limiting the generality of the foregoing and notwithstanding any other provision of this Certificate of Incorporation to the contrary, all shares of capital stock of the corporation determined by the Board of Directors to be owned beneficially by an Alien or Aliens or an entity directly or indirectly owned by Aliens in whole or in part shall always be subject to redemption by the corporation by action of the Board of Directors, pursuant to Section 151 of the General Corporation Law of the State of Delaware, or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Alien Ownership Restrictions. The terms and conditions of such redemption shall be as follows:

                                  (i)      the redemption price of the shares
                 to be redeemed pursuant to this Article TENTH shall be equal to the lower of (A) the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith, and (B) such Alien's purchase price for such shares;

                                  (ii)     the redemption price of such shares
                 may be paid in cash, securities or any combination thereof;

                                  (iii)    if less than all the shares held by
                 Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;





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                                  (iv)     at least 10 days' written notice of
                 the redemption date shall be given to the holders of record of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

                                  (v)      from and after the redemption date,
                 the shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thereafter shall be entitled only to receive the cash or securities payable upon redemption; and

                                  (vi)     such other terms and conditions as
                 the Board of Directors shall determine.

         For purposes of this Article TENTH, the determination of beneficial ownership of shares of capital stock of the corporation shall be made pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, unless otherwise required by the Alien Ownership Restrictions.

         3. This Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Restated Certificate of Incorporation has been duly authorized in accordance with the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation, by unanimous written consent pursuant to
Section 141(f) of the Delaware General Corporation Law, dated February 20, 1997, and by the sole stockholder of the Corporation, by written consent on February 20, 1997. The vote required was a majority of the outstanding shares of Common Stock of the Corporation.

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         IN WITNESS WHEREOF, Osborn Communications Corporation has caused this
Restated Certificate of Incorporation to be signed by Frank D. Osborn, its President, this 20th day of February, 1997.


                                               OSBORN COMMUNICATIONS CORPORATION


                                               By: /s/ Frank D. Osborn
                                                 -------------------------------
                                                   Frank D. Osborn, President